SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

CONSOLIDATED-TOMOKA LAND CO.
(Name of Registrant as Specified in Its Charter)

WINTERGREEN FUND, INC. WINTERGREEN PARTNERS FUND, LP WINTERGREEN PARTNERS OFFSHORE MASTER FUND, LTD. RENAISSANCE GLOBAL MARKETS FUND WINTERGREEN ADVISERS, LLC WINTERGREEN GP, LLC DAVID J. WINTERS
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

WINTERGREEN ADVISERS, LLC

April 8, 2009

Dear Fellow Shareholder:

Wintergreen Fund, Inc. (the “Fund”) is the beneficial owner of 564,961 shares of common stock, par value $1.00 per share ("Common Stock"), of Consolidated-Tomoka Land Co. (the "Company" or “CTO”), representing approximately 9.9% of the Common Stock outstanding.  In addition, Wintergreen Partners Offshore Master Fund, Ltd., Wintergreen Partners Fund, LP and Renaissance Global Markets Fund (collectively with the Fund, the “Wintergreen Funds”) in the aggregate beneficially own 916,513 shares of Common Stock. Consequently, the Wintergreen Funds in the aggregate own 1,481,474 shares of Common Stock, which constitutes approximately 25.9% of the Common Stock outstanding. Wintergreen Advisers, LLC, the investment manager of each of the Wintergreen Funds, and David J. Winters, its principal are beneficial owners of such shares. Similarly, Wintergreen GP, LLC as general partner of Wintergreen Partners Fund, LP beneficially owns the Common Stock owned by Wintergreen Partners Fund, LP. David J. Winters, Wintergreen Advisers, LLC, Wintergreen GP, LLC and the Wintergreen Funds shall be referred to collectively herein as "Wintergreen."  For the reasons set forth in the attached proxy statement, Wintergreen is seeking your support at the annual meeting of shareholders (the “Annual Meeting”), which according to CTO’s Definitive Proxy Statement (the “CTO Proxy Statement”) filed with the Securities and Exchange Commission on April 8, 2009, is scheduled to be held at the Hilton Garden Inn, 189 Midway Avenue, Daytona Beach, Florida on Wednesday, May 13, 2009 at 10:00 a.m. (EST), in connection with the following:

•	to elect Wintergreen’s slate of director nominees (the “Wintergreen Nominees”) to CTO’s board of directors;
•
to adopt a resolution requesting that the board take the steps necessary to amend the Articles of Incorporation and By-Laws of the Company to de-classify the terms of the board and require that all directors stand for election annually;

•	to adopt a resolution requesting that the board of directors implement a policy that the positions of chairperson of the board of directors and Chief Executive Officer should be separated;
•
to adopt a resolution requesting that the board take the steps necessary to amend the Articles of Incorporation and By-Laws of the Company to provide that the Board shall consist of no more than eleven (11) directors; and

•	to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2009.

Wintergreen and the Wintergreen Nominees are “participants” in this solicitation, as that term is used in federal securities law, and they have no substantial interest in CTO other than their ownership of shares. The transactions by Wintergreen and the Wintergreen Nominees within the past two years involving CTO stock appear in Schedule I to this proxy statement.

Pursuant to this proxy statement, Wintergreen is soliciting proxies from holders of shares of CTO Common Stock to be used at the 2009 Annual Meeting of CTO shareholders and any adjournments or postponements thereof to vote FOR the election of the Wintergreen nominees to the Company’s board of directors. Wintergreen also seek proxies to vote FOR the four additional proposals outlined above. According to the CTO Proxy Statement, the record date for the May 13, 2009 Annual Meeting will be March 13, 2009. Only CTO shareholders of record on March 13, 2009 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting, we urge you to carefully consider the information contained in the attached proxy statement and then support our efforts by signing, dating and returning the enclosed GREEN proxy card today.  The attached proxy statement and the enclosed GREEN proxy card are first being furnished to the shareholders on or about April 8, 2009.
If you have already voted a proxy card furnished by the Company’s management, you have every right to change your votes by signing, dating, and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact Okapi Partners, our proxy solicitation firm, at + 1 877 259 6290.

Thank you for your support,

/s/ David J. Winters

David J. Winters
Wintergreen Advisers, LLC

ANNUAL MEETING OF SHAREHOLDERS
OF
CONSOLIDATED-TOMOKA LAND CO.

_________________________

PROXY STATEMENT
OF
WINTERGREEN
(AS DEFINED BELOW)

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GREEN PROXY CARD TODAY

Wintergreen Advisers, LLC (the “Adviser”), a Delaware limited liability company, acts as investment adviser to Wintergreen Fund, Inc. (the “Fund”), a registered investment company, and other pooled investment vehicles (the Fund, the other investment vehicles and the Adviser shall be referred to collectively herein as "Wintergreen"), which are the beneficial owners of an aggregate of 1,481,474 shares of common stock, par value $1.00 per share (“Common Stock”) of Consolidated–Tomoka Land Co., a Florida corporation (the “Company or “CTO”), which represents approximately 25.9% of the voting securities outstanding.  We are writing in connection with the annual meeting of shareholders, which according to the CTO Proxy Statement, is scheduled to be held at the Hilton Garden Inn, 189 Midway Avenue, Daytona Beach, Florida on Wednesday, May 13, 2009 at 10:00 a.m. (EST), including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), to seek your support.

This proxy statement and the enclosed GREEN proxy card are being furnished to the Company’s shareholders by Wintergreen in connection with the solicitation of proxies for the following:

1.	To vote “FOR” the election of Dianne M. Neal, Francis G. O’Connor and Allen C. Harper (the “Wintergreen Nominees”) to serve as directors on the Company’s board of directors (the “Board”);

2.
To vote “FOR” Wintergreen’s proposal to adopt a resolution requesting that the Board take the steps necessary to amend the Articles of Incorporation and By-Laws of the Company to de-classify the terms of the Board and require that all directors stand for election annually;

3.	To vote “FOR” Wintergreen’s proposal to adopt a resolution requesting that the Board implement a policy that the positions of chairperson of the Board and Chief Executive Officer should be separated;
4.
To vote “FOR” Wintergreen’s proposal to adopt a resolution requesting that the Board take the steps necessary to amend the Articles of Incorporation and By-Laws of the Company to provide that the Board shall consist of no more than eleven (11) directors; and

5.	To vote “FOR” the Company’s proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2009.

This proxy statement (the “Proxy Statement”) and the enclosed GREEN proxy card are first being furnished to shareholders on or about April 8, 2009.

According to the CTO Proxy Statement, CTO has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as March 13, 2009 (the “Record Date”).  The mailing address of the principal executive offices of CTO is 1530 Cornerstone Boulevard, Suite 100, Daytona Beach, FL 32117.  Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.   As of the date of this Proxy Statement, Wintergreen is the beneficial owner of an aggregate of 1,481,474 shares of Common Stock of the Company, which represents approximately 25.9% of the voting securities outstanding.  Wintergreen intends to vote all of its shares of Common Stock: (1) ”FOR” the election of the Wintergreen Nominees, (2) “FOR” Wintergreen’s proposal to adopt a resolution requesting that the Board take the steps necessary to amend the Articles of Incorporation and By-Laws of the Company to de-classify the terms of the Board and require that all directors stand for election annually, (3) “FOR” Wintergreen’s proposal to adopt a resolution requesting that the Board implement a policy that the positions of chairperson of the Board and Chief Executive Officer should be separated, (4) “FOR” Wintergreen’s proposal to adopt a resolution requesting that the board take the steps necessary to amend the Articles of Incorporation and By-Laws of the Company to provide that the Board shall consist of no more than eleven (11) directors, and (5) “FOR” the Company’s proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2009.

[We believe that we have complied with the Company's By-Laws, Section 1.11 “Advance Notice Provisions for Business at Meetings,” by filing our then current proposals with the Corporate Secretary by the November 20, 2008 deadline. The only proposals for which we did not provide advance notice to the Company pursuant to Section 1.11 are proposals added in response to the amendment of the Company’s By-Laws increasing the number of directors constituting the Board. The By-Laws amendment was adopted by the Company’s Directors on February 27, 2009, which was after the shareholder proposal notice deadline.]

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 13, 2009: Wintergreen’s Proxy Statement is available at: www.ShareholdersForCTOchange.com. At this website, Wintergreen’s Proxy Statement, Wintergreen’s additional proxy solicitation material and Wintergreen’s proxy card will be available.

THIS SOLICITATION IS BEING MADE BY WINTERGREEN AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF CTO.  WINTERGREEN IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH WINTERGREEN IS NOT AWARE OF AT A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GREEN PROXY CARD WILL VOTE ON SUCH MATTERS AT THEIR DISCRETION.

WINTERGREEN URGES YOU TO CAREFULLY CONSIDER THE INFORMATION CONTAINED IN THE ATTACHED PROXY STATEMENT AND THEN SUPPORT WINTERGREEN’S EFFORTS BY USING THE GREEN PROXY CARD TODAY TO VOTE “FOR” THE ELECTION OF EACH OF THE WINTERGREEN NOMINEES AND “ FOR”  EACH OF THE PROPOSALS DESCRIBED ABOVE.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY CTO’S MANAGEMENT TO THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF WINTERGREEN’S NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO WINTERGREEN, C/O OKAPI PARTNERS, THE PROXY SOLICITATION FIRM RETAINED TO ASSIST WINTERGREEN IN THIS SOLICITATION, OR TO THE SECRETARY OF CTO, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

IMPORTANT

Your vote is important, no matter how many or how few Shares you own.  We urge you to sign, date, and return the enclosed GREEN proxy card today to vote FOR the election of the Wintergreen Nominees; FOR our proposal to adopt a resolution requesting that the Board take the steps necessary to amend the Articles of Incorporation and By-Laws of the Company to de-classify the terms of the Board and require that all directors stand for election annually; FOR our proposal to adopt a resolution requesting that the Board implement a policy that the positions of chairperson of the Board and Chief Executive Officer should be separated; FOR our proposal to adopt a resolution requesting that the Board take the steps necessary to amend the Articles of Incorporation and By-Laws of the Company to provide that the Board shall consist of no more than eleven (11) directors; and “FOR” the Company’s proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2009.

•	If your Shares are registered in your own name, please sign and date the enclosed GREEN proxy card and return it to Wintergreen, c/o Okapi Partners, in the enclosed envelope today.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously mailed.  Remember, you can vote for the three independent Wintergreen Nominees and for our proposals only on our GREEN proxy card.  So please make certain that the latest dated proxy card you return is the GREEN proxy card.

If you have any questions regarding your proxy,
or need assistance in voting your Shares, please contact:

Okapi Partners
780 Third Avenue
30th Floor
New York, New York 10017
Wintergreeninfo@okapipartners.com

or

CALL TOLL FREE + 1 877 259 6290

BACKGROUND TO THE SOLICITATION

•	Wintergreen made its first investment in shares of CTO in February 2006.

•
In March 2006, Wintergreen met with CTO management and initiated discussions to maximize the value of certain Daytona Beach properties in Volusia County.  Please see Wintergreen’s Schedule 13D (“Schedule 13D”), filed May 4, 2006.

•
On January 17, 2007, Wintergreen sent a letter to CTO’s Corporate Secretary requesting that CTO consider adding James E. Jordan as a director of CTO, who Wintergreen believed would provide the Board with valuable management experience, including relevant experience in real estate matters.  During this time, Wintergreen also continued its dialogue with CTO regarding the development of the Volusia county properties.  James E. Jordan was subsequently elected to the Company’s Board at the Company’s 2007 annual meeting of shareholders with the support of the Company’s Board. Please see Amendment No. 4 to Schedule 13D, filed January 19, 2007 – Exhibit B.

•
On October 1, 2007, Wintergreen sent a letter to CTO’s Corporate Secretary and the Board requesting that CTO consider adding Adolfo Henriques as a director of CTO, who Wintergreen believed would provide the Board with valuable management experience, including relevant experience in real estate matters and oversight of financial and accounting best practices.  During this time, Wintergreen also continued its dialogue with CTO regarding the development of the Volusia County properties. Please see Amendment No. 10 to Schedule 13D, filed October 23, 2007 – Exhibit B.

•
On January 21, 2008, Wintergreen sent a letter to CTO and the Board highlighting significant concerns with CTO’s business strategy and expressing its disappointment that, although Wintergreen had encouraged management to unlock shareholder value by exploring certain strategic alternatives, over the course of twenty-three months of accumulating CTO’s stock, Wintergreen had seen no progress.    Wintergreen highlighted in the letter several areas where progress reasonably should have been made as of that date: (i) a re-alignment of management compensation to correlate with the achievement of stated goals rather than the sale of properties; (ii) a review of the growth and level of operating costs; (iii) the hiring of outside advisors to address CTO’s long term goals; (iv) an improvement in corporate governance by separating the role of chairperson of the Board from management; (v) the hiring of forensic accountants to review the past years’ activities, including conflicts of interest and travel and entertainment expenses; (vi) improving public disclosure regarding actions taken to improve shareholder value; and (vii) a review of CTO’s activities, particularly, management’s ability to unilaterally enter into land sale arrangements in an environment where such transactions may not be appropriate.  Please see Amendment No. 12 to Schedule 13D, filed January 22, 2008 – Exhibit B.

•
On February 6, 2008, Wintergreen sent a letter to CTO and the Board requesting that the Board increase the number of directors and proposing three candidates to fill the additional Board seats.  Wintergreen stated that an increase in the number of directors would allow the Board to assist with the initiatives that were outlined in its letter dated January 21, 2008.  Please see Amendment No. 13 to Schedule 13D, filed February 7, 2008 – Exhibit B.

•
On February 6, 2008, Wintergreen also delivered a shareholder proposal to CTO.  In the proposal, Wintergreen sought a requirement that the chairperson of the Board be an independent director.  Wintergreen reiterated the goal of increasing value for all CTO shareholders through the separation of the role of chairperson and Chief Executive Officer.  Please see Amendment No. 13 to Schedule 13D, filed February 7, 2008 – Exhibit C.

•	On March 10, 2008, CTO sent Wintergreen a reply to its letters dated January 21, 2008 and February 6, 2008. Please see the Company’s Schedule 14A, filed March 11, 2008.

•
On March 17, 2008, CTO filed a Form 8-K with the Securities and Exchange Commission stating that James E. Jordan notified the Board of his decision to resign from the Board.  In his resignation letter, Mr. Jordan stated that among the reasons for his resignation was the Board’s mistaken decision to combine the titles of Chairman and Chief Executive Officer, as this decision is contrary to generally accepted best practices in corporate governance. Please see the Company’s Form 8-K, filed March 17, 2008 - Exhibit 17.1.

•
On April 21, 2008, Wintergreen sent a letter to CTO and the Board requesting that CTO postpone the Annual Meeting of the Shareholders (the “2008 Annual Meeting”) scheduled for April 23, 2008 until at least July 22, 2008.  Wintergreen requested the postponement of the 2008 Annual Meeting in order for the Board to demonstrate that the Corporate Governance Committee properly interviewed and nominated independent director candidates that are truly independent.  Wintergreen stated its belief that several of the proposed independent directors had conflicts of interests and connections with CTO, which were not fully disclosed in CTO’s proxy statement.  Wintergreen also noted that CTO rejected one of its proposed candidates due to meeting schedule conflicts and did not interview the three additional proposed candidates despite the fact that there was a current Board vacancy to be filled.  Please see Amendment No. 14 to Schedule 13D, filed April 22, 2008 – Exhibit B.

•	On May 14, 2008, CTO sent Wintergreen a reply letter denying its request to postpone the 2008 Annual Meeting. Please see the Company’s Form 8-K, filed May 15, 2008 – Exhibit 99.1.

•
On May 19, 2008, Wintergreen sent a letter to CTO’s Corporate Secretary nominating a candidate to fill a Board vacancy and nominating other qualified substitute candidates to fill the Board vacancy in the event that Wintergreen’s nominee was unsuccessful or there were future vacancies on the Board.  Please see Amendment No. 15 to Schedule 13D, filed May 21, 2008 – Exhibit B.

•
On May 30, 2008, Wintergreen made a demand to inspect CTO’s corporate records pursuant to Section 607.1602, Florida Statutes to determine whether CTO’s affairs were being properly administered by its corporate officers and to determine the stock value.  Please see the Company’s Form 8-K, filed November 21, 2008 – Exhibit 99.2.

•	From June 12, 2008 to July 15, 2008, Wintergreen conducted an inspection pursuant to this demand at CTO’s principal place of business. The records produced by CTO were incomplete.

•
On August 29, 2008, Wintergreen sent a letter to CTO which provided CTO with detailed examples of types of information that were missing from CTO’s initial demand response. Wintergreen’s counsel sent a separate letter to CTO’s counsel informing them of the deficiencies in the record production and made a second demand for inspection of corporate records.  Please see the Company’s Form 8-K, filed November 21, 2008 – Exhibit 99.3.

•
On September 8, 2008, Wintergreen’s counsel sent another letter to CTO’s counsel requesting access to the corporate records after Wintergreen was informed by CTO’s counsel that they would not comply with its request.

•
On September 16, 2008, CTO’s counsel sent Wintergreen’s counsel a letter in which it stated that CTO was gathering the documents that it had failed to produce in response to Wintergreen’s initial request on May 30, 2008.

•
On October 17, 2008, CTO sent Wintergreen a letter in which they provided incomplete responses to several of the requests made in Wintergreen’s second document demand.  Please see the Company’s Form 8-K, filed November 21, 2008 – Exhibit 99.4.

•
On October 24, 2008, CTO sent Wintergreen a letter advising of a vacancy on the Board and requesting Wintergreen’s input regarding a candidate to fill this vacancy.  Please see the Company’s Form 8-K, filed November 21, 2008 – Exhibit 99.5.

•
On October 29, 2008, Wintergreen responded to CTO’s letter advising of the Board vacancy and expressed its regret that this Board vacancy had not been filled by CTO for six months.  However, Wintergreen expressed its willingness to meet with CTO management to discuss the Board vacancy and requested information about the proposed candidates to adequately prepare for such meeting.  Please see the Company’s Form 8-K, filed November 21, 2008 – Exhibit 99.6.

•
On October 31, 2008, CTO replied to Wintergreen’s letter and enclosed the requested information regarding the two nominees for the Board vacancy.  Please see the Company’s Form 8-K, filed November 21, 2008 – Exhibit 99.7.

•
On November 11, 2008, CTO provided Wintergreen with a proposed settlement and standstill agreement (the “Agreement”). The Agreement offered to fill a current vacancy with a candidate proposed by Wintergreen as well as add an additional candidate proposed by Wintergreen to the Company’s slate of nominees for the 2009 Annual Meeting. In exchange (among other things), the Company sought Wintergreen’s agreement that, for a period of approximately three years, Wintergreen would not: (i) effect or seek to effect any tender or exchange offer, merger, acquisition or other business combination, or any form of recapitalization or similar transaction with respect to the Company or its subsidiaries; (ii) acquire any voting securities of the Company if it would result in Wintergreen beneficially owning more than 1,500,000 shares of Common Stock; (iii) act alone or in concert to seek to control or influence the Board or management or policies of the Company; (iv) propose any matter for submission to a vote of shareholders of the Company; (v) vote for any matter submitted to a vote of the shareholders of the Company that is proposed by a third party; or (iv) make or issue any public statement in support of any proxy solicitation other than a proxy solicitation by the Company. Wintergreen responded with a revised Agreement on November 17, 2008, which (among other things) requested an additional nominee be added to the Company’s slate (which would have resulted in three Wintergreen nominees on the Company’s slate for the 2009 Annual Meeting), and generally eliminated any significant proposed constraints on purchasing additional voting shares, voting its shares or seeking to control or influence the Board, management or policies of the Company. Wintergreen believes these rights to be central to carrying out the fiduciary duties owed to the interest holders in the Wintergreen Funds and essential in connection with the exercise of a shareholder’s voice. Wintergreen deems these rights to be too crucial to give up. In addition, Wintergreen sought the Company’s agreement to separate the roles of Chief Executive Officer and chairman of the Board and to name one of its proposed candidates as chairman of the Board, for the reasons outlined below. For more detail on the correspondence outlined herein, please see the Company’s Form 8-K, filed November 21, 2008 – Exhibits 99.8 and 99.9.

•	On November 19, 2008, CTO informed Wintergreen that CTO rejected the revised Agreement. Please see the Company’s Form 8-K, filed November 21, 2008 – Exhibit 99.1.

•
On November 20, 2008, Wintergreen submitted three shareholder proposals to CTO:  (i) to nominate four independent candidates for the Board; (ii) to request the Board take all steps necessary to de-classify the Board and require annual election of all directors; and (iii) to request that the Board adopt a policy requiring that the chairperson of the Board be an independent director.  Please see Amendment No. 17 to Schedule 13D, filed November 28, 2008 – Exhibit B.

•
On November 21, 2008, CTO issued a press release announcing that its Board reviewed and rejected Wintergreen’s shareholder proposals of November 20, 2008.  Please see the Company’s Form 8-K, filed November 21, 2008 – Exhibit 99.1.

•	On November 25, 2008, CTO’s counsel informed Wintergreen’s counsel that CTO would not produce any further documents.

•
On December 22, 2008, Wintergreen sent a letter to CTO’s Corporate Secretary in response to comments made by CTO in a Form 8-K filed with the SEC on November 21, 2008.  In this letter, Wintergreen reiterated its commitment to pursuing initiatives that are in the best interests of all the shareholders.  In this letter, Wintergreen also sought to correct several inaccuracies contained in the public letter that CTO filed such as:  the circumstances that surrounded its decision to decline CTO’s offer of two Board seats due to unacceptable terms in the Agreement that would have required Wintergreen to forego many crucial shareholder rights; to reiterate that Wintergreen seeks to have a  Board whose loyalties lie with the shareholders and the Company rather than with management; that Wintergreen’s proposal for annual Board elections is a means of improving corporate governance, not gaining control over the Board; to correct a mischaracterization regarding the circumstances of the resignation of a Wintergreen-nominated Board member who resigned at least in part due to his negative view of the Board’s conduct; and to reiterate its concern regarding CTO’s business strategy including a review of the income property portfolio, review of land sales, dividend declarations and development prospects in Volusia County.  Wintergreen also stated that CTO is in violation of a Florida Statute and its corporate By-Laws by refusing to fully comply with Wintergreen’s demand to inspect corporate books and records.  Please see Amendment No. 18 to Schedule 13D, filed December 23, 2008 – Exhibits B and C.

•
On December 31, 2008, Wintergreen filed an application for a court ordered inspection of CTO’s records with the Volusia County Circuit Court in Florida (the “Court”).  The Court subsequently scheduled a hearing for February 17, 2009.  Please see Amendment No. 19 to Schedule 13D, filed January 12, 2009 – Exhibit B.

•	On February 12, 2009, CTO filed a Motion to Postpone the hearing on Wintergreen's application to inspect the corporate books and records.

•
On February 17, 2009, the Court ruled that it would grant CTO's Motion to Postpone the hearing on Wintergreen's application to inspect the corporate books and records.  The court indicated, however, that it would only postpone the hearing for approximately 45 days to allow CTO to take any discovery it claims it needs to challenge Wintergreen's proper purpose and good faith concerning the inspection request.

•	On March 2, 2009, CTO filed its preliminary proxy statement. Please see the Company’s Schedule 14A, filed March 2, 2009.

•
On March 3, 2009, the Company issued a press release announcing that it had amended its By-Laws to increase the number of directors constituting the Board from nine to eleven, and would be nominating on the Company’s slate of directors, Mr. John J. Allen and Mr. Jeffrey B. Fuqua, two of the nominees proposed by Wintergreen in its shareholder proposal of November 20, 2008.  Please see the Company’s Form 8-K, filed March 3, 2009 – Exhibits 3.2 and 99.1.

PROPOSAL 1 - ELECTION OF DIRECTORS

After the Annual Meeting, the CTO Board will consist of eleven directors, each of whom will serve for a term of three years or until his or her successor is elected and qualified, or until such director’s earlier resignation or removal.  A separate item being proposed by Wintergreen below (Proposal 2 below) requests that the CTO Board take the steps necessary to amend the certificate of incorporation and By-Laws of the Company to provide for the annual election of all directors in future years, subject to incumbent directors serving out the balance of their terms. Proposal 2 would operate prospectively and have no effect on the election of directors at the 2009 Annual Meeting.

Wintergreen hereby nominates each of Dianne M. Neal, Francis G. O’Connor, and Allen C. Harper as a candidate for election to the Company’s Board at the Annual Meeting to serve in the class of directors, which after the Annual Meeting, will serve for terms scheduled to end in 2012.  The Company has also added to its slate of nominees, Mr. John J. Allen and Mr. Jeffrey B. Fuqua, two of the nominees initially proposed by Wintergreen.

Nominee Information

Name	Age	Business Address	Directorships	Business Experience
Dianne M. Neal	49	N/A	Ms. Neal is a member of the board of directors of Metavante Technologies, Inc. and the Reynolda House Museum of American Art.
Prior to her retirement, Ms. Neal was the Executive Vice President and Chief Financial Officer of Reynolds American Inc. until March 2008.  Ms. Neal joined Reynolds Tobacco in 1988.  She became Executive Vice President of R.J. Reynolds Tobacco Holdings, Inc. and R.J. Reynolds Tobacco Company in July 2003.  On the creation of Reynolds American Inc., Ms. Neal was named the Executive Vice President and Chief Financial Officer of Reynolds American Inc. in August 2004. Prior to July 2003, she served as Vice President of Investor Relations of R.J. Reynolds Tobacco Holdings, a position she began in June 1999.  Ms. Neal holds a Masters of Business Administration and a Bachelor of Science in Accounting, both from the Bryan School of Business at University of North Carolina at Greensboro.

Francis G. O’Connor	43	Putnam Consultants LLC P.O. Box 511 Greenwich, CT 06386	Mr. O’Connor does not serve as director of any other company.
Mr. O’Connor established Putnam Consultants, LLC in 2005.  In this role, he assists bank clients with a broad range of projects involving banking systems and risk management.  From May, 1995 to August, 2005, Mr. O’Connor held several positions with JP Morgan Chase Bank, N.A. most recently as a Credit Executive in Investor Services.  Prior to May, 1995, he worked in the Bank Supervision Group of the Federal Reserve Bank of New York.  Mr. O’Connor holds an MBA in Management/International Business and a BS in Finance, both from the NYU Stern School of Business.

Allen C. Harper	63	American Heritage Railways 479 Main Avenue Durango, CO 81301	Fort Lewis College Foundation
Mr. Harper is the Chief Executive Officer of the American Heritage Railways and has held this position since 1998. In addition, from 1989 to 2005, Mr. Harper served as Director on the Tri-County Rail Authority, a state-owned commuter railroad, and was Chairman of the Board for three terms. In 2003, Tri-County Rail was incorporated into the South Florida Regional Transportation Authority, and in 2004, Mr. Harper was elected its Chairman. He also served as director of Florida East Coast Industries, Inc., a railroad and real estate company based in St. Augustine Florida, for 12 years. In May 2001, Mr. Harper was appointed by Governor Bush, a second time, to serve on the Miami-Dade Expressway Authority Board.

Beginning in 1984, Mr. Harper was principally employed as Chairman, President and as a principal shareholder of First Reserve, Inc., the holding company for Esslinger Wooten Maxwell Inc., which is a residential and commercial real estate brokerage and management firm based in Coral Gables, Florida. In 2003, the company was sold to Home Services, Inc., an affiliate company of Berkshire Hathaway. Mr. Harper remains as Chairman Emeritus of Esslinger Wooten Maxwell Realtors and is an active Broker of commercial real estate investment properties.

Wintergreen is seeking the authority to vote for the Wintergreen Nominees and the nominees of CTO’s management to the Board. Ms. Neal, Mr. O’Connor and Mr. Harper will replace Gerald L. DeGood, James E. Gardner and William J. Voges on the CTO Board. Furthermore, Wintergreen will provide you an opportunity to withhold authority with respect to any other CTO nominee by writing in the name of such nominee on the GREEN proxy card. Information about the nominees of CTO’s management may be found in the CTO Proxy Statement and in the Company’s definitive proxy statement when it is filed. There is no assurance that the nominees of CTO’s management will serve if elected with any of the Wintergreen Nominees.

Each of these Wintergreen Nominees would be considered “independent” under applicable federal securities rules and in accordance with Listing Standards of NYSE Alternext US LLC (“NYSE-A’). Each Wintergreen Nominee has indicated his or her willingness to serve if elected. The Wintergreen Nominees will not receive any compensation from Wintergreen for their services as directors of CTO. Other than as stated herein, there are no arrangements or understandings between Wintergreen and any of the Wintergreen Nominees or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Wintergreen Nominees to be named in this Proxy Statement and to serve as a director of CTO if elected as such at the Annual Meeting.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE WINTERGREEN NOMINEES ON THE ENCLOSED GREEN PROXY CARD.

PROPOSAL 2 — DECLASSIFICATION OF THE BOARD OF DIRECTORS

Wintergreen proposes the following resolution for the reasons stated in the accompanying Supporting Statement:

RESOLVED: That the shareholders of Consolidated-Tomoka Land Co. request that the Board take the steps necessary to amend the By-Laws and Articles of Incorporation of the Company to de-classify the terms of the Board and require that all directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected directors.

Supporting Statement

Wintergreen believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, the Board is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability. While shareholders do not have the power to initiate corporate changes directly, shareholders’  power of franchise, which they can use to replace directors, is a powerful mechanism that allows them to replace board members who refuse to make necessary changes in management to benefit the corporation; however, staggered boards inhibit shareholders’ ability to replace these directors, thereby inhibiting this central shareholder power.1

The performance of CTO’s management and the Board is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors’ elections) and firm value2. Another study also found a company’s announcement of the adoption of a classified board to be associated with negative stock returns, while an announcement to de-classify the board to be associated with positive stock returns.3

Investors generally favor requiring annual elections for all directors. As of March 1, 2009, there are 31 shareholder proposals favoring annual director elections, according to RiskMetrics Group (RMG), formerly known as Institutional Shareholder Services.4 Shareholder proposals recommending annual elections received, on average, 63.9% of the vote in the first half of 2007, according to RMG5. Additionally, in a survey of S&P 1500 Companies, RMG found that shareholder proposals recommending annual elections received, on average, 67% support, which is among the highest levels of support for any shareholder proposal.6  RMG also found that the prevalence of classified boards among S&P 500 companies has fallen dramatically, putting companies with classified boards in the minority. Similarly, one study found that de-staggering the board creates value for shareholders and noted that proposals to de-stagger boards are often the most common and popular shareholder proposals7.

While CTO management has argued that directors need and deserve continuity, which would be interrupted if this proposal were to be approved and implemented, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders. Also, in an era where corporations must engage in innovative behavior and adapt to changing environments, stability and continuity may not be desirable corporate goals.8

Wintergreen regards as unfounded the concern expressed by the Company that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders will benefit from greater accountability afforded by annual election of all directors, YOU ARE URGED TO VOTE FOR THIS PROPOSAL ON THE ENCLOSED GREEN PROXY CARD.

PROPOSAL 3 —SEPARATION OF THE OFFICES OF CHAIRPERSON AND CHIEF EXECUTIVE OFFICER

1 Bebchuk, Lucian A., The Case for Increasing Shareholder Power, 118 Harvard Law Review 833, 851-53 (January 2005).
 2 Gompers, Paul, Ishii, Joy & Metrick, Andrew, Corporate Governance and Equity Prices, 118 Q.J. of Econ. 107 (Feb. 2003)..
3 Bebchuk, Lucian A., Cohen, Alma & Ferrell, Allen, What Matters in Corporate Governance?, Harvard John M. Olin Discussion Paper Series, Discussion Paper No. 491 10 (September 2004).
4 RiskMetrics Group, 2009 Proxy Season Watchlist, available at http://www.riskmetrics.com/knowledge/proxy_season_watchlist_2009.
5 L. Reed Walton, RiskMetrics Group, Support for Board Declassification Holds Steady, 2007 postseason report 23 (Oct. 2007).
6 RiskMetrics Group, Board Practices:  Trends in Board Structure at S&P 1500 Companies, Governance Group Issues Report 2 (December 17, 2008).
7 Frakes, Michael, Classified Boards and Firm Value, 32 Delaware Journal of Corporate Law 113, 150-51 (2007); Guo, Re, Kruse, Timothy A., & Nohel, Tom, Undoing the Powerful Anti-Takeover Force of Staggered Boards, 2nd Annual Conference on Empirical Legal Studies Paper (Oct. 10, 2006).
8 Weill, Rivka, Declassifying the Classified, 31 Delaware Journal of Corporate Law 891, 913 (2006).

Wintergreen proposes the following resolution for the reasons stated in the accompanying Supporting Statement:

RESOLVED: That the Shareholders of Consolidated-Tomoka Land Co. request that the Board implement a policy that the chairperson of the Board shall be a director who is independent from the Company.

For the purposes of this policy, “independent” has the meaning set forth in the Listing Standards of NYSE-A, unless the Company’s Common Stock ceases to be listed on the NYSE-A and is listed on another exchange, in which case such exchange’s definition of independence shall apply. If the Board determines that a chairperson who was independent at the time he or she was selected is no longer independent, or in the event of the chairperson’s incapacity, the Board shall select a new chairperson who satisfies the requirements of this policy within 60 days of such determination. Compliance with this policy shall be excused if no director who qualifies as independent is elected by the shareholders or if no director who is independent is willing to serve as chairperson.

Supporting Statement

Currently, the Company’s CEO William H. McMunn serves as the Chairman of the Board. Yet the Board has several core responsibilities that involve overseeing the CEO, including monitoring CEO performance, compensating the CEO, and CEO succession planning.  The Company’s February 3, 2009 Form 8-K filing details its revised annual executive bonus criteria (the “Criteria”) which we believe is poorly thought out and exemplifies the hazard of having a joint CEO/Chairman leading the Company.  For purposes of determining bonus eligibility and potential bonus pool amounts, the revised Criteria will now include a one-time per project equivalency calculation that will represent the hypothetical after tax net income, which would have been recognized on the land portion of any land lease, build-to-suit lease, or self-development project in that year had the property been sold to a third party.  Under the Criteria, executives may receive pro forma compensation for entering into certain transactions that may ultimately be unprofitable for the Company, and there does not appear to be any clawback mechanism with respect to bonuses previously awarded to executive officers and management. The stated purpose of the Criteria is to reward short term performance. However, we believe that an executive compensation plan or any criteria underlying such a plan should be devised to reward executives and managers’ contributions to the long term growth and financial stability of the Company.  Additionally, the Criteria do not provide for a reduction in [the Company’s] future earnings used to determine potential bonus pool amounts and bonus awards to take into account any earnings previously recognized pursuant to the Criteria on a pro forma basis as described above, which creates the potential for double counting earnings in the future.  We urge shareholders to read the Company’s Form 8-K filing made on February 3, 2009 and evaluate the merits of the Executive Cash Bonus Criteria plan for themselves.

The Company has argued that the positions of chairman of the Board and the Chief Executive Officer should not be separated because the separation of the chairman and the CEO would carry a significant risk of impeding the Board’s decision-making processes because an independent chairman would have far less first-hand knowledge of CTO’s operations and the major issues it faces. In addition, the Company has argued that the additional work on the part of an independent chairman to enhance his or her knowledge and historical perspective of these matters in order to more effectively preside over Board meetings would be a duplication of effort and likely impose additional administrative expenses on the Board. While a director that is also an executive officer of the Company has first hand knowledge of the operations of the Company, we believe that such knowledge can be made available to the Board without the executive officer holding the position of chairman of the Board.

The Company has also argued that that when the Company’s CEO is also the chairman of the Board, it centralizes leadership in one person, and two centers of authority could create a potential for organizational tension. It is for exactly this reason that is would be more desirable to separate the positions of chairman of the Board and Chief Executive Officer. The National Association of Corporate Directors includes independent board leadership as one of its key principles to strengthen corporate governance9.  The Conference Board also supported the separation of the two roles in its survey of best corporate governance practices by noting that such separation allows for the most opportunity to have the requisite checks and balances between management and the board of directors.10  In a survey of one hundred board members, conducted by Russell Reynolds Associates, 59% of the board members supported the separation of the Chairman and CEO positions for various reasons including facilitation of communication among board members, oversight of CEO performance, clarification of roles within the corporation by allowing the CEO to focus on short term profitability and the Chairman to focus on the corporation’s long term growth and stability.11

 9 National Association of Corporate Directors, Key Agreed Principles to Strengthen Corporate Governance for U.S. Publicly Traded Companies 8 (Oct. 16, 2008).
 10 The Conference Board, CORPORATE GOVERNANCE BEST PRACTICES:  A BLUEPRINT FOR THE POST-ENRON ERA 21-22 (2003).
11 Russsell Reynolds Associates, Press Release, 2006 Board Member Survey, Separation of CEO and Chairman Role Increases According to Russell Reynolds Associates’ Survey (Feb. 1, 2006).

According to RMG, more companies than ever before have separated Chairman and CEO positions12. From 2000 to June 2008, the number of companies with a separate CEO and Chairman increased by 21 percentage points.13  According to RMG, as of March 1, 2009, there are currently 33 shareholder proposals advocating for an independent board chairman.14  Recent events in the financial markets indicate that separation of the role of CEO and Chairman will be an increasingly prominent issue in 2009 as shareholders focus on corporate boards’ abilities to objectively review and oversee management decisions.15

We believe that if this proposal is approved and implemented, a policy of separating the role of chairperson and CEO will ensure proper oversight of executives and increase accountability by executive management to the entire Board.

For the Board to better assess the challenges of the current financial environment, the Company’s strategic priorities, and to properly manage our Company’s executives, YOU ARE URGED TO VOTE FOR THIS PROPOSAL ON THE ENCLOSED GREEN PROXY CARD.

PROPOSAL 4- FIX THE NUMBER OF DIRECTORS CONSTITUTING THE BOARD

Wintergreen proposes the following resolution for the reasons stated in the accompanying Supporting Statement:

RESOLVED: That the shareholders of Consolidated-Tomoka Land Co. request that the Board take the steps necessary to amend the By-Laws and Articles of Incorporation of the Company to provide that the Board shall consist of no more than eleven (11) directors.

Supporting Statement

In response to Wintergreen’s notice of proposal to nominate four individuals to the Board of CTO, on March 3, 2009, the Company issued a press release announcing that it had amended its By-Laws to increase the number of directors constituting the Board from nine to eleven and would be nominating on its slate of directors, two of the nominees proposed by Wintergreen.  In this regard, the Company appears to accommodate its shareholders’ concerns without proportionately increasing the influence of shareholder nominated directors on the Board.  While it may be argued that the expansion of the Board may provide the Company with the opportunity to increase the experience or diversity of the Board, the Company’s expansion of the Board would necessarily dilute the voice of any shareholder nominated director. This proposal, if approved and implemented will ensure that the Board cannot dilute the influence of shareholder nominated directors by expanding the Board and filling any vacancies created as a result of such expansion. YOU ARE URGED TO VOTE FOR THIS PROPOSAL ON THE ENCLOSED GREEN PROXY CARD in order to ensure that the existing management and Board members are not able to avoid the effects of the shareholder nomination process by merely increasing the number of directors constituting the Board.

PROPOSAL 5 - RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTING FIRM

According to the CTO Proxy Statement, the Audit Committee of the Company’s board of directors has appointed KPMG LLP as its independent registered public accounting firm for fiscal year 2009. The Company is asking you to ratify that appointment. According to the CTO Proxy Statement, although applicable law does not require shareholder ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm, the Board has decided to ascertain the position of shareholders on the appointment. If the shareholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests and in the best interests of our shareholders.  For more information regarding this proposal, see the CTO Proxy Statement.

If you return a signed GREEN proxy card without providing voting instructions, your shares will be voted in favor of ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2009.

WINTERGREEN RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

 12 L. Reed Walton, RiskMetrics Group, Support for Board Declassification Holds Steady, 2007 postseason report 23 (Oct. 2007).
 13 RiskMetrics Group, Board Practices:  Trends in Board Structure at S&P 1,500 Companies, Governance Group Issues Report 2 (December 17, 2008).
14 RiskMetrics Group, 2009 Proxy Season Watchlist, available at http://www.riskmetrics.com/knowledge/proxy_season_watchlist_2009.
15 Grapsas, Rebecca, Holly Gregory & Millstein, Ira, Ten Areas for Enhanced Board Focus in 2009:  Spotlight on Risk Oversight, The Metropolitan Corporate Counsel 11 (March 2009).

VOTING AND PROXY PROCEDURES

Who can vote?

Shareholders of record as of the close of business on March 13, 2009, which is known as the Record Date, are entitled to vote at the Annual Meeting. Even if you sell your shares after the Record Date, you will retain the right to execute a proxy in connection with the Annual Meeting.  It is important that you grant a proxy regarding shares you held on the Record Date, or vote those shares in person, even if you no longer own those shares.

How many shares are eligible to vote?

As of the close of business on March 13, 2009, there were 5,723,268 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

How do I vote?

If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares and this Proxy Statement and the GREEN proxy card are being sent directly to you by Wintergreen. As the shareholder of record, you may direct your vote by completing, signing and dating the GREEN proxy card you receive and returning it in the postage-prepaid envelope. As the shareholder of record, you also have the right to attend the Annual Meeting and vote in person. Most shareholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial owner,” and the proxy materials are being forwarded to you by your broker, bank or other nominee together with a GREEN voting instruction card. Because a beneficial holder is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you complete, sign and date the enclosed GREEN proxy card and return it promptly in the enclosed postage-prepaid envelope so that your vote will be counted if you later decide not to attend the Annual Meeting.

What does it mean if I receive more than one GREEN proxy or voting instruction card?

It probably means your shares are registered differently and are in more than one account. Please sign, date  and return all GREEN proxy or voting instruction cards to ensure that all your shares are voted.

How will my shares be voted?

If you give a proxy on the accompanying GREEN proxy card with instructions, your shares will be voted as you direct. If you submit a signed GREEN proxy card to Wintergreen, care of its proxy solicitor, Okapi Partners, without instructions, your shares will be voted  FOR the election of the Wintergreen Nominees as directors of CTO, FOR Proposal 2  (requesting the declassification of the Board), FOR Proposal 3 (separating the positions of chairperson and Chief Executive Officer), FOR Proposal 4 (requesting the number of directors constituting the Board be fixed at a maximum of eleven) and FOR Proposal 5 (ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2009).

Submitting a signed GREEN proxy card will entitle Wintergreen to vote your shares in their discretion on matters not described in this Proxy Statement that Wintergreen does not know within a reasonable time before this solicitation, are to be presented at the Annual Meeting, and that properly come before the Annual Meeting, or any adjournment or postponement thereof.

If shareholders holding shares of CTO Common Stock in street name do not provide voting instructions, their shares may not be voted.

Unless a signed proxy specifies otherwise, it is presumed to relate to all shares held of record on the Record Date by the person who submitted it.

What do I do if I receive a proxy card from CTO?

You will also receive a WHITE proxy or voting instruction card that is being solicited by the Company’s Board.  Wintergreen urges you to discard these proxy cards or voting instruction forms sent to you by the Company. If you have previously signed a proxy card or voting instruction form sent by the Company, we urge you to sign, date and promptly mail the enclosed GREEN proxy card or voting instruction form before the Annual Meeting. By doing so, you will revoke any earlier dated proxy card or voting instruction form solicited by the Company’s Board. It is very important that you date your proxy. It is not necessary to contact the Company for your revocation to be effective. If you have questions or need assistance, please contact Okapi Partners, Wintergreen’s proxy solicitor, at + 1 877 259 6290.

If you have already sent a proxy card to the Company, you may revoke it and vote for Wintergreen by signing, dating and returning the enclosed GREEN proxy card or voting instruction form.  See “Proxy Revocation Rights” below.

What is a “legal proxy,” and when would I need one?

If you do not have registered ownership of your shares and want to vote in person at the Annual Meeting, or if you are voting for someone else at the Annual Meeting, you may obtain a document called a “legal proxy” from the registered holder of the shares or such other person and bring it to the Annual Meeting. If you need assistance, please contact Okapi Partners at + 1 877 259 6290

Can I vote for the Wintergreen Nominees on the proxy card being circulated by the Company?

The only way to ensure a vote for Wintergreen is by voting the GREEN proxy card.

Will all five of the proposals in this Proxy Statement appear in the Company’s proxy statement?

The only way to ensure a vote on all five proposals is by voting the GREEN proxy card. The Company’s proxy card will not provide an opportunity to vote for the Wintergreen Nominees. At the time of this filing the Company intends to vote proxy cards returned to the Company against the shareholder proposals dealing with de-classification of the Board (Proposal 2) and separation of the offices of chairperson of the Board and Chief Executive Officer (Proposal 3). At the time of this filing, the Company’s Proxy Card does not permit you to vote on the shareholder proposal limiting the number of directors that constitute the Board (Proposal 4). The Company’s proxy statement will advise that CTO will use discretionary authority to vote proxy cards returned to the Company against Proposal 4.

What if I want to revoke my proxy or change my voting instructions?

Please refer to the section on “Proxy Revocation Rights” below.

If I plan to attend the Annual Meeting, should I still submit a proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to submit a GREEN proxy card. Returning the enclosed proxy card will not affect your right to attend the Annual Meeting and vote.

How many votes do I have?

With respect to each matter to be considered at the Annual Meeting, you are entitled to one vote for each share of Common Stock owned on the Record Date. Based on documents publicly filed by the Company, the Company’s only outstanding voting securities are its Common Stock.

Can the meeting be adjourned or postponed?

The Company’s By-Laws provide that any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.   If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

In the absence of a quorum, the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner described above until a quorum shall attend.

How can I receive more information?

If you require assistance or have questions about giving your proxy or about this proxy solicitation, please call Okapi Partners at + 1 877 259 6290.

PROXY REVOCATION RIGHTS

      If I have already voted using the Company’s proxy card, can I revoke my proxy?

Any shareholder of record may revoke or change his or her proxy instructions at any time prior to the vote at the Annual meeting.  Please remember that only the latest dated proxy card will be counted. Therefore, Wintergreen urges you to sign, date and return the GREEN proxy card accompanying this Proxy Statement.

How can I revoke my proxy if I am a shareholder of record?

You can change your proxy instructions by: (a) submitting by mail a properly executed, subsequently dated GREEN proxy card that will revoke all prior proxy cards, including any WHITE proxy cards that you may have submitted to CTO; (b) instructing Wintergreen, care of Okapi Partners; (c) attending the Annual Meeting and withdrawing your proxy by voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy); or (d) delivering written notice of revocation either to Wintergreen, care of Okapi Partners, 780 Third Avenue, 30th Floor, New York, NY 10017 or to Linda Crisp, CTO’s Corporate Secretary at the Company’s offices shown above.

How can I revoke my proxy if I hold my shares through a brokerage, bank or other institution?

If you hold your shares in “street name,” i.e., through a brokerage, bank or other institution, you can revoke your proxy by: submitting a new proxy card or voting instruction form to your broker or nominee, either by mail or by telephone or by using the Internet in accordance with instructions from your broker or nominee; or attending the Annual Meeting and voting in person, provided you have obtained a signed legal proxy from the record holder giving you the right to vote your shares.

If you choose to revoke a proxy by giving written notice or a later-dated proxy to the Secretary of CTO or by submitting new voting instructions to your broker or nominee, Wintergreen would appreciate if you would assist us in representing the interests of shareholders on an informed basis by either sending their proxy solicitor, Okapi Partners, a copy of your revocation, proxy or new voting instructions or by calling them at + 1 877 259 6290.

Please remember that only the latest dated proxy card will be counted. Therefore, Wintergreen urges you to sign, date and return the GREEN proxy card accompanying this Proxy Statement.

Is there a limit to the number of times that a shareholder can revoke a proxy?

There is no limit on the number of times a shareholder may revoke a proxy prior to the Annual Meeting. If you send written revocation of your proxy to the Secretary of the Company, Wintergreen requests that you send either the original or a copy of that revocation to Okapi Partners, 780 Third Avenue, 30th Floor, New York, NY 10017. This will allow Wintergreen to more accurately determine if and when the requisite number of proxies has been received.

PLEASE NOTE, that in order to vote FOR the election of the Wintergreen Nominees as directors of CTO and FOR all of the shareholder proposals, you will need to complete and return the GREEN proxy card, regardless of whether or not you send a revocation.

QUORUM

According to the CTO Proxy Statement, a quorum is the minimum number of shares that must be represented in person or by proxy in order for the Company to conduct the Annual Meeting. The attendance by proxy or in person of holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, or 2,861,635 shares of Common Stock based on the Record Date of March 13, 2009 will constitute a quorum to hold the Annual Meeting.

VOTES REQUIRED FOR APPROVAL

Proposal -1 Election of Directors.  Provided a quorum is present, directors are elected by a plurality of the votes cast at the Annual Meeting.  The director nominees who receive the largest number of votes cast will be elected, up to the maximum number of directors to be elected at the Annual Meeting.  A vote to “withhold authority” for any director nominee will have no impact on the election of directors.

Proposal -2 Declassification of the Board of Directors.  Provided a quorum is present, the affirmative vote of holders of a majority of the shares of Common Stock present, in person or represented by proxy, and entitled to vote on the proposal is required to approve the resolution requesting that the Board take the steps necessary to amend the Articles of Incorporation and By-Laws of the Company to de-classify the terms of the board and require that all directors stand for election annually.

Proposal -3 Separation of the Offices of Chairperson and Chief Executive Officer.  Provided a quorum is present, the affirmative vote of holders of a majority of the shares of Common Stock present, in person or represented by proxy, and entitled to vote on the proposal is required to approve the resolution requesting that the Board of directors implement a policy that the positions of chairperson of the Board of directors and Chief Executive Officer should be separated.

Proposal -4 Fix the Number of Directors Constituting the Board at a Maximum of Eleven. Provided a quorum is present, the affirmative vote of holders of a majority of the shares of Common Stock present, in person or represented by proxy, and entitled to vote on the proposal is required to approve the resolution requesting that the Board take the steps necessary to amend the Articles of Incorporation and By-Laws of the Company to provide that the Board shall consist of no more than eleven (11) directors.

Proposal -5 Ratification of Independent Accounting Firm.   Provided a quorum is present, the affirmative vote of holders of a majority of the shares of Common Stock present, in person or represented by proxy, and entitled to vote on the proposal is required to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

SOLICITATION OF PROXIES

Proxies may be solicited by mail, telephone, telefax, telegraph, e-mail, newspapers, the Internet and other publications of general distribution and in person. In connection with this solicitation of proxies, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries will be asked to forward all soliciting materials to the beneficial owners of the shares that those institutions hold of record. Wintergreen will reimburse those institutions for reasonable expenses that they incur in connection with forwarding these materials.

Wintergreen has retained Okapi Partners, LLC to solicit proxies in connection with the Annual Meeting. Okapi Partners may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries and will employ approximately 25 people in its effort. Wintergreen has agreed to reimburse Okapi Partners for its reasonable expenses and to pay it fees in connection with the proxy solicitation. Wintergreen has agreed to indemnify Okapi Partners against certain liabilities arising out of or in connection with the engagement. It is currently expected that the fees payable to Okapi Partners in connection with this proxy solicitation will not exceed $75,000.

In addition to the costs related to the engagement of Okapi Partners, costs related to this solicitation of proxies include expenditures for printing, postage, legal services and other related items. Wintergreen is bearing the entire expense of this proxy solicitation. Total expenditures are expected to be approximately $80,000 to $100,000. Total payments of costs to date are approximately $22,000.

Wintergreen will seek reimbursement of all solicitation expenses from the Company and does not currently intend to seek a vote of the shareholders for approval of such reimbursement .

OTHER PARTICIPANT INFORMATION

The participants in this solicitation are Wintergreen Fund, Inc., a Maryland corporation, Wintergreen Partners Offshore Master Fund, Ltd., a Cayman Islands exempted company, Wintergreen Partners Fund, LP, a Delaware limited partnership, Renaissance Global Markets Fund, a Canadian mutual fund (collectively, the “Wintergreen Funds”), Wintergreen Advisers, LLC, a Delaware limited liability company, Wintergreen GP, LLC, a Delaware limited liability company, David J. Winters and the Wintergreen Nominees.    Wintergreen GP, LLC is the general partner of Wintergreen Partners Fund, LP and holder of allocation shares in Wintergreen Partners Offshore Master Fund, Ltd. Wintergreen Advisers, LLC is the investment manager of the Wintergreen Funds.  The principal business address of David J. Winters, Wintergreen Advisers, LLC, Wintergreen GP, LLC, Wintergreen Fund, Inc., and Wintergreen Partners Fund, LP is 333 Route 46 West, Suite 204, Mountain Lakes, New Jersey 07046.  The principal business address of Wintergreen Partners Offshore Master Fund, Ltd. is c/o Ogier Fiduciary Services (Cayman) Limited, P.O. Box 1234, Queensgate House, South Church Street, George Town, Grand Cayman, Cayman Islands, B.W.I. The address of Renaissance Global Markets Fund is c/o CIBC Asset Management Inc. (CAMI), 20 Bay St. Suite 1402, Toronto, Ontario M5J 2N8, Canada.  As of the date hereof, the Wintergreen Funds in the aggregate own 1,481,474 shares of Common Stock.  By virtue of the relationships described above, David J. Winters and Wintergreen Advisers, LLC beneficially own the Common Stock owned by the Wintergreen Funds and Wintergreen GP, LLC beneficially owns the Common Stock owned by Wintergreen Partners Fund, LP.

Wintergreen has beneficially owned more than 10% of the Common Stock of the Company since May 2006. Wintergreen has a good faith intention to continue to hold the Common Stock through the date of the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to present the aforementioned shareholder proposals.

Each Wintergreen Nominee has consented to being named in a proxy statement, to be interviewed by the Corporate Governance Committee and to serving as director if elected.

None of the Wintergreen Nominees is party to any material proceeding adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

None of the Wintergreen Nominees has a family relationship with any director, executive officer of the Company or with any other nominee for director or executive officer of the Company.

Except as described below, none of the Wintergreen Nominees has in the last five years, filed a petition under federal bankruptcy laws or any state insolvency laws, nor has a receiver, fiscal agent or similar officer been appointed by a court for (i) the business or property of the Wintergreen Nominee, (ii) any partnership in which the Wintergreen Nominee was general partner, or (iii) any business or corporation for which the Wintergreen Nominee was an executive officer in at or within two years before the time of such filing. Allen Harper was an investor in, as well as an officer and member of Ghost Town Partners LLC, owner of Ghost Town in the Sky, a theme park that filed for Chapter 11 bankruptcy protection on March 10, 2009. Mr. Harper was not involved in the day-to-day operations of the theme park or its parent company.

Neither Wintergreen nor any Wintergreen Nominee has in the last ten years been convicted of a criminal proceeding or is named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses).

None of the Wintergreen Nominees has in the last five years been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

None of the Wintergreen Nominees has in the last five years, been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the foregoing paragraph, or to be associated with persons engaged in any such activity; and

None of the Wintergreen Nominees was in the last five years, found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated.

None of the Wintergreen Nominees was, in the last five years, found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Except as described herein, neither Wintergreen nor any Wintergreen Nominee or their related persons has a direct or indirect interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transaction or series of similar transactions, in which the Company or any of its subsidiaries was or is to be a participant and the amount involved exceeds $120,000.

None of the Wintergreen Nominees may be deemed to beneficially own any shares of the Company. None of the Wintergreen Nominees has purchased or sold any securities of the Company during the past two years. No associate of either of Wintergreen or any Wintergreen Nominee owns beneficially, directly or indirectly, any securities of the Company. Neither Wintergreen nor any Wintergreen Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

Except as described herein, there is no other arrangement or understanding between either of Wintergreen or any Wintergreen Nominee and any other person pursuant to which he was or is to be selected as a nominee or director. None of Wintergreen or the Wintergreen Nominees currently holds any position or office with the Company or has ever served previously as a director of the Company. Neither Wintergreen nor any Wintergreen Nominee nor any of his/her/its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Neither Wintergreen nor any Wintergreen Nominee is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

There is no arrangement or understanding pursuant to which the Wintergreen Nominees are proposed to be elected.

There are no relationships between any of the Wintergreen Nominees or their immediate families and Wintergreen. There are no agreements or understandings between Wintergreen and any of the Wintergreen Nominees regarding this nomination. The Wintergreen Nominees will not receive any compensation from Wintergreen for their services as directors of the Company.

All of the Wintergreen Nominees have indicated their availability in respect of the meetings of the Board that have been scheduled for calendar year 2009.

OTHER MATTERS AND ADDITIONAL INFORMATION

Other Matters

Other than those discussed above, Wintergreen is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Wintergreen is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GREEN proxy card will vote on such matters in their discretion.

Incorporation by Reference

Wintergreen has omitted from this Proxy Statement certain disclosure required by applicable law that is expected to be included in the Company’s proxy statement relating to the Annual Meeting.  This disclosure is expected to include, among other things, certain biographical information on the Company’s directors and executive officers, and other information concerning the Company’s Board; information concerning executive compensation; information concerning the Company’s procedures for nominating directors; information concerning the committees of the Company’s Board; procedures for submitting proposals for inclusion in the Company’s proxy statement at the next annual meeting; and other important information. Information concerning the date by which proposals of security holders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for inclusion in the Company’s proxy statement and form of proxy for that meeting will also be contained in Company’s Proxy Statement.   While we believe that any statement made by Wintergreen herein is true, we do not take any responsibility for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on our behalf, or for any failure by CTO to disclose events that may affect the significance or accuracy of such information.  See Schedule II for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the directors and management of CTO.

The information concerning CTO contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

WINTERGREEN ADVISERS, LLC

April 8, 2009

SCHEDULE I

TRANSACTIONS IN SECURITIES OF CONSOLIDATED-TOMOKA LAND CO.
DURING THE PAST TWO YEARS

Class of Security	Quantity Purchased / (Sold)	Price Per Share ($)	Date of Purchase / Sale
Wintergreen Advisers, LLC
Common Stock	4716	75.57	03/13/07
Common Stock	300	75.18	03/15/07
Common Stock	7,700	74.86	03/28/07
Common Stock	100	75.00	03/29/07
Common Stock	3,500	75.00	03/30/07
Common Stock	100	74.75	04/04/07
Common Stock	2,000	75.00	04/13/07
Common Stock	1,300	74.74	04/18/07
Common Stock	100	74.50	05/09/07
Common Stock	14,305	74.41	05/10/07
Common Stock	400	74.49	05/11/07
Common Stock	5,400	74.38	05/14/07
Common Stock	5,600	74.23	05/15/07
Common Stock	4,594	73.95	05/16/07
Common Stock	9,300	73.30	05/17/07
Common Stock	4,299	72.69	05/18/07
Common Stock	2,000	72.69	05/18/07
Common Stock	10,870	72.91	05/24/07
Common Stock	510	72.65	05/25/07
Common Stock	1,202	72.69	05/29/07
Common Stock	4,113	73.71	06/01/07
Common Stock	2,507	73.63	06/04/07
Common Stock	8,000	72.97	06/05/07
Common Stock	4,477	72.16	06/06/07
Common Stock	16,808	71.18	06/07/07
Common Stock	6,200	70.89	06/08/07
Common Stock	7,400	70.65	06/11/07
Common Stock	8,600	69.99	06/12/07
Common Stock	500	69.48	06/13/07
Common Stock	175	69.91	06/14/07
Common Stock	3,800	71.00	06/20/07
Common Stock	5,925	70.07	06/21/07
Common Stock	5,000	70.83	06/22/07
Common Stock	9,390	71.05	06/25/07
Common Stock	804	69.75	06/26/07
Common Stock	1,600	69.43	06/27/07
Common Stock	100	69.15	06/28/07
Common Stock	1,000	69.47	06/29/07
Common Stock	1,200	69.38	07/02/07
Common Stock	1,700	69.23	07/03/07
Common Stock	2,167	68.52	07/05/07
Common Stock	2,800	68.00	07/06/07
Common Stock	6,900	67.17	07/09/07
Common Stock	5,500	67.00	07/10/07
Common Stock	3,200	66.50	07/11/07
Common Stock	4,500	69.18	07/12/07
Common Stock	250	67.50	07/19/07

Common Stock	11,800	67.79	07/20/07
Common Stock	5,000	67.51	07/23/07
Common Stock	12,000	64.92	07/24/07
Common Stock	4,673	64.47	07/25/07
Common Stock	11,200	62.87	07/26/07
Common Stock	10,200	63.43	07/27/07
Common Stock	8,495	62.52	07/30/07
Common Stock	7,781	62.63	07/31/07
Common Stock	16,200	62.67	08/01/07
Common Stock	9,300	63.97	08/02/07
Common Stock	9,980	64.09	08/03/07
Common Stock	15,400	63.61	08/06/07
Common Stock	2,882	65.85	08/07/07
Common Stock	1900	63.46	09/10/07
Common Stock	300	64.35	09/14/07
Common Stock	500	64.45	09/18/07
Common Stock	100	67.47	10/18/07
Common Stock	15,000	67.22	10/19/07
Common Stock	2,000	66.41	10/22/07
Common Stock	6,565	66.41	10/24/07
Common Stock	5,800	66.49	10/25/07
Common Stock	15,800	67.34	10/26/07
Common Stock	12,008	67.47	10/29/07
Common Stock	9,100	67.18	10/30/07
Common Stock	2,200	67.33	10/31/07
Common Stock	15,961	66.19	11/01/07
Common Stock	11,540	66.39	11/02/07
Common Stock	9,049	65.95	11/05/07
Common Stock	9,154	64.97	11/07/07
Common Stock	1,740	64.50	11/09/07
Common Stock	1,950	61.96	11/20/07
Common Stock	3,414	61.93	11/26/07
Common Stock	2,201	61.99	11/27/07
Common Stock	2,163	62.00	12/03/07
Common Stock	5,200	61.72	12/04/07
Common Stock	2,800	61.45	12/05/07
Common Stock	(228,753)	50.08	06/02/08
Common Stock	110,548	50.08	06/02/08
Common Stock	118,205	50.08	06/02/08

SCHEDULE II

The following table is reprinted from the Company’s Proxy Statement filed with the
Securities and Exchange Commission on March 24, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of March 13, 2009, the following shareholders were beneficial owners of more than 5% of the outstanding shares of our common stock. The information below is as reported in filings with the Securities and Exchange Commission. We are not aware of any other beneficial owner of more than 5% of the shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Barclays Global Investors, NA., et. al.(1)	299,813	5.2%
400 Howard Street San Francisco, CA 94105
Pico Holdings, Inc.(2)	310,000	5.4%
875 Prospect Street, Suite 301 La Jolla, CA 92037
Third Avenue Management LLC(3)	563,000	9.8%
622 Third Avenue, 32nd Floor New York, NY 10017
Wintergreen Advisers, LLC, et. al.(4)	1,481,474	25.9%
333 Route 46 West, Suite 204 Mountain Lakes, NJ 07046

(1)
The amount shown and the following information is derived from a Schedule 13G filed by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors Australia Limited, Barclays Global Investors Canada Limited, Barclays Global Investors (Deutschland) AG, Barclays Global Investors Japan Limited and Barclays Global Investors Limited (collectively, “Barclays”) reporting beneficial ownership as of December 31, 2008. According to Schedule 13G Barclays has sole voting power over 277,180 shares and sole dispositive power over 299,813 shares.

(2)
The amount shown and the following information is derived from a Schedule 13G filed by Pico Holdings, Inc. (“Pico”), reporting beneficial ownership as of December 31, 2008. According to Schedule 13G Pico has sole voting and sole dispositive power over 310,000 shares.

(3)
The amount shown and the following information is derived from a Schedule 13G filed by Third Avenue Management LLC (“TAM”), reporting beneficial ownership as of December 31, 2008. According to Schedule 13G TAM has sole voting power and sole dispositive power over 563,000 shares. Third Avenue Real Estate Opportunities Fund, L.P. has the right to receive dividends from, and the proceeds from the sale of, 500,500 of the shares reported by TAM, and various separately managed accounts for whom TAM acts as investment advisor have the right to receive dividends from, and the proceeds of the sale of, 62,500 of the shares reported by TAM.

(4)
The amount shown and the following information is derived from a Schedule 13D filed by Wintergreen Advisers, LLC (“Wintergreen”), reporting beneficial ownership as of December 22, 2008. According to Schedule 13D Wintergreen Fund, Inc. (“Fund”) beneficially owns 564,961 shares and Wintergreen Partners Fund, LP (“Partners Fund”) beneficially owns 548,788 shares. Wintergreen, as sole investment manager of Fund and Partners Fund may be deemed to beneficially own the 1,113,749 shares beneficially owned by Fund and Partners Fund, and Wintergreen has sole voting and sole dispositive power with respect to these 1,113,749 shares.

Security Ownership of Directors, Director Nominees, and Executive Officers

The following table contains information at March 13, 2009, on the beneficial ownership of the shares of our common stock for each director and director nominee, each “named executive officer,” and by all of our directors, director nominees and executive officers as a group, and the percentage of the aggregate of such shares to all of the outstanding shares of our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership						Percent of Class
	Sole		Shared		Total
John C. Adams, Jr.	10,000	(1)	—		10,000	(1)	*
John J. Allen	7,900		21,500		29,400		*
Robert F. Apgar	10,400	(2)	509		10,909	(2)	*
William H. Davison	200		—		200		*
Gerald L. DeGood	494		—		494		*
Jeffry B. Fuqua	—		—		—		*
James E. Gardner	250		—		250		*
William H. McMunn	40,000	(3)	58,387		98,387	(3)	1.7%
John C. Myers, III	100		200		300		*
William L. Olivari	800		—		800		*
Linda Loomis Shelley	—		—		—		*
Bruce W. Teeters	40,355	(4)	—		40,355	(4)	*
William J. Voges	4,900	(5)	489	(6)	5,389	(5)(6)	*
Directors, Director Nominees, and Executive Officers as a Group (12 persons)(7)	104,999	(8)	80,576		185,575	(8)	3.0%

*	Less than 1%.

(1)	Does not include 4,000 shares held in trust for Mr. Adams’ wife who has sole voting and disposition power over these shares.

(2)	Includes 10,400 shares subject to options that are currently exercisable within 60 days of March 13, 2009.

(3)	Includes 40,000 shares subject to options that are currently exercisable within 60 days of March 13, 2009.

(4)
Includes 16,000 shares subject to options that are currently exercisable within 60 days of March 13, 2009. Also includes 200 shares held by Mr. Teeters’ wife who has sole voting and disposition over these shares.

(5)	Includes 120 shares held in the William J. Voges Revocable Trust.

(6)	Includes 200 shares held jointly with his wife, for which Mr. Voges does not have voting power.

(7)	Does not include Mr. Apgar, as he is no longer an executive officer.

(8)	Includes 56,000 shares subject to options that are currently exercisable within 60 days of March 13, 2009.

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give Wintergreen your proxy to vote: (1) ”FOR” the election of the Wintergreen Nominees, (2) “FOR” Wintergreen’s proposal to adopt a resolution requesting that the Board take the steps necessary to amend the Articles of Incorporation and By-Laws of the Company to de-classify the terms of the Board and require that all directors stand for election annually, (3) “FOR” Wintergreen’s proposal to adopt a resolution requesting that the Board implement a policy that the positions of chairperson of the Board and Chief Executive Officer should be separated, (4) “FOR” Wintergreen’s proposal to adopt a resolution requesting that the board take the steps necessary to amend the Articles of Incorporation and By-Laws of the Company to provide that the Board shall consist of no more than eleven (11) directors, and (5) “FOR” the Company’s proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2009, by taking three steps:

●	SIGNING the enclosed GREEN proxy card,

●	DATING the enclosed GREEN proxy card, and

●	MAILING the enclosed GREEN proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GREEN  voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

Okapi Partners
780 Third Avenue
30th Floor
New York, New York 10017
Wintergreeninfo@okapipartners.com

or

CALL TOLL FREE + 1 877 259 6290

GREEN PROXY CARD

CONSOLIDATED-TOMOKA LAND CO.

2009 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF WINTERGREEN ADVISERS, LLC AND ITS AFFILIATED ENTITIES

THE BOARD OF DIRECTORS OF CONSOLIDATED-TOMOKA LAND CO.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

VOTE BY MAIL
Mark, date and sign this voting form, and return it in the postage paid envelope.
Do not return the card if you vote by Internet.

The undersigned appoints David J. Winters and Daniel M. Geary, and each of them, attorneys and agents with full power of substitution to vote all shares of Common Stock of Consolidated-Tomoka Land Co. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2009 Annual Meeting of Shareholders of the Company scheduled to be held at the Hilton Garden Inn, 189 Midway Avenue, Daytona Beach, Florida on Wednesday, May 13, 2009 at 10:00 a.m. (EST), and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 13, 2009: Wintergreen’s Proxy Statement is available at www.ShareholdersForCTOchange.com. At this website, Wintergreen’s Proxy Statement, Wintergreen’s additional proxy solicitation material and Wintergreen’s proxy card will be available.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Wintergreen Advisers, LLC (“Wintergreen”) a reasonable time before this solicitation. Wintergreen intends to vote your shares in their discretion on matters not described in this Proxy Statement that Wintergreen does not know within a reasonable time before this solicitation, which are to be presented at the Annual Meeting, and that properly come before the Annual Meeting, or any adjournment or postponement thereof.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSAL ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSAL.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GREEN PROXY CARD

SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN, AND RETURN THIS PROXY.
YOUR VOTE IS VERY IMPORTANT TO US.

WINTERGREEN RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW IN PROPOSAL NO. 1 AND “FOR” THE PROPOSALS IN NOS. 2, 3, 4 AND 5 BELOW.

[X] Please mark vote as in this example

1.
Wintergreen’s proposal to elect Dianne M. Neal, Francis G. O’Connor and Allen C. Harper. There is no assurance that the nominees of CTO management will serve if elected with Ms. Neal, Mr. O’Connor and/or Mr. Harper.

FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEE(S)	FOR ALL EXCEPT NOMINEES WRITTEN BELOW
☐	☐	o

Wintergreen intends to use this proxy to vote (i) FOR Ms. Neal, Mr. O’Connor and Mr. Harper and (ii) FOR the candidates who have been nominated by the Company to serve as directors other than Gerald L. DeGood, James E. Gardner and William J. Voges for whom Wintergreen is NOT seeking authority to vote for and WILL NOT exercise any such authority. You should refer to the CTO Proxy Statement and form of proxy distributed by the Company for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

NOTE: If you do not wish for your shares to be voted “FOR” a particular Wintergreen Nominee, mark the “FOR ALL EXCEPT NOMINEES WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line below such box. Your shares will be voted for the remaining Wintergreen Nominee(s). You may also withhold authority to vote for one or more additional Company nominees by writing the name(s) of the Company nominee(s) in the space provided below:

___________________________                   ___________________________
___________________________                   ___________________________
___________________________                   ___________________________

2.
Shareholder proposal to adopt a resolution requesting that the board take the steps necessary to amend the Articles of Incorporation and By-Laws of the Company to de-classify the terms of the Board and require that all directors stand for election annually.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Shareholder proposal to adopt a resolution requesting that the board implement a policy that the positions of chairperson of the board of directors and Chief Executive Officer should be separated.	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.
Shareholder proposal to adopt a resolution requesting that the board take the steps necessary to amend the Articles of Incorporation and By-Laws of the Company to provide that the Board shall consist of no more than eleven (11) directors.

		☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	Proposal of the CTO Board of Directors to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2009	☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

MARK HERE IF AN ADDRESS CHANGE HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD	☐
Please be sure to sign and date this Proxy.

SIGNATURE(S) OF SHAREHOLDER(S)	DATE

TITLE, IF ANY

SIGNATURE (IF HELD JOINTLY):

When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

_______________________________________________

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